Exhibit 3(ii)

BYLAWS

OF

SOUTHWEST GAS CORPORATION,

a California corporation

ARTICLE 1

OFFICES

Section 1.1    Principal Executive Office.

The principal executive office of the corporation is hereby fixed and located at: 5241 Spring Mountain Road, in the City of Las Vegas, County of Clark, State of Nevada. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on these Bylaws by the Secretary opposite this Section, or this Section may be amended to state the new location.

Section 1.2    Other Offices.

Other business offices may at any time be established at any place or places specified by the Board of Directors.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

Section 2.1    Place of Meetings.

All meetings of shareholders shall be held at the principal executive office of the corporation or at any other place within or without the State of California specified by the Board of Directors, or, to the extent permitted by and in accordance with Section 2.6, by electronic transmission by and to the corporation (as these terms are defined Sections 20 and 21 of the General Corporate Law of the State of California, as may be amended from time to time (“General Corporation Law”)) or by electronic video screen communication.

Section 2.2    Annual Meeting.

The annual meeting of the shareholders, after the year 2016, shall be held at the time and date in each year fixed by the Board of Directors. At the annual meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted that is within the power of the shareholders.

Section 2.3    Notice of Annual Meeting.

Written notice of each annual meeting shall be given to each shareholder entitled to vote not less than ten (10) days before nor more than sixty (60) days before each annual meeting.

Such notice shall specify:

(1)    the place, the date, and the hour of such meeting;

(2)    those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders;

(3)    if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board of Directors for election;

(4)    the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(5)    such other matters, if any, as may be expressly required by statute.

Notice shall not be construed to mean personal notice, but such notice may be given in writing, by mail or by a form of electronic transmission consented to by the shareholder or director to whom the notice is given, except to the extent prohibited by the General Corporation Law, addressed to such director or shareholder, at his address, or electronic mail address, as it appears on the records of the corporation, with postage thereon prepaid if applicable, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or sent by a form of electronic transmission. Whenever any notice is required to be given, waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 2.4    Special Meetings.

Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board (if there be such an officer appointed), by the President, by the Board of Directors, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at the meeting.

Section 2.5    Notice of Special Meetings.

Upon request in writing (as defined in Section 8 of the General Corporation Law.) that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board (if there be such an officer appointed), President, Vice President or Secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. Except in special cases where other express provision is made by statute, notice of any special meeting of shareholders

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shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by Section 2.3(1) and, if applicable, Sections 2.3 (2)-(5) of these Bylaws, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 2.6    Quorum.

The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a different number or voting by classes is required by the General Corporation Law, the Articles of Incorporation or these Bylaws. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the shares present in person or represented by proxy thereat and entitled to vote, but in the absence of a quorum no other business may be transacted at such meeting, except that the shareholders present or represented by proxy at a duly called or held meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, or if required by the General Corporation Law or the Articles of Incorporation, the vote of a greater number or voting by classes.

Section 2.7    Adjourned Meeting and Notice.

When any shareholders’ meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting (or the means of electronic transmission by and to the corporation (as these terms are defined in Sections 20 and 21 of the General Corporation Law) or electronic video screen communication, if any, by which the shareholders may participate), or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 2.8    Record Date.

The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing (as defined in Section 8 of the General Corporation Law) without a meeting, to receive any report, to receive any dividend or other distribution, or allotment of any rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to

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any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws.

Section 2.9    Voting.

(a)    Except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holders of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

(b)    Subject to the provisions of Sections 702 through 704 of the General Corporation Law (relating to voting of shares held by a fiduciary, receiver, pledgee, or minor, in the name of a corporation, or in joint ownership), persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date shall be entitled to vote at the meeting of shareholders. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Shares of this corporation owned by a corporation more than twenty-five percent (25%) of the voting power of which is owned directly by this corporation, or indirectly through one or more majority-owned subsidiaries of this corporation, shall not be entitled to vote on any matter.

(c)     The candidates for directors receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected and votes against a director and votes withheld shall have no legal effect.

Section 2.10    Proxies.

(a)    Every person entitled to vote shares (including voting by written consent) may authorize another person or other persons to act by proxy with respect to such shares by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

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Section 2.11    Validation of Defectively Called or Noticed Meetings.

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, provides a waiver of notice or consent to the holding of the meeting or approval of the minutes thereof in writing (as defined in Section 8 of the General Corporation Law). All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by these Bylaws or by the General Corporation Law to be included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or these Bylaws, or unless the meeting involves one or more matters specified in Section 2.3(3) of these Bylaws.

Section 2.12    Action Without Meeting.

(a)    Directors may be elected without a meeting by a consent in writing (as defined in Section 8 of the General Corporation Law), setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors (other than a vacancy created by removal of a director) by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action that may be taken at a meeting of the shareholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing (as defined in Section 8 of the General Corporation Law), setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)    Unless the consents of all shareholders entitled to vote have been solicited in writing (as defined in Section 8 of the General Corporation Law):

(1)    notice of any proposed shareholder approval of (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least

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ten (10) days before the consummation of the action authorized by such approval in accordance with Section 2.3 of these Bylaws; and

(2)    prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing (as defined in Section 8 of the General Corporation Law). Such notices shall be given in the manner provided in Section 2.3 of these Bylaws.

Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent personally or by proxy by a writing (as defined in Section 8 of the General Corporation Law) received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

ARTICLE 3

BOARD OF DIRECTORS

Section 3.1    Powers.

Subject to the provisions of the General Corporation Law and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Notwithstanding the foregoing, for so long as Southwest Gas Utility Group, Inc., a California corporation primarily engaged in the business of holding stock of the corporation, or its successors (the “Group Corporation”) directly or indirectly owns the capital stock of the corporation, the Board of Directors shall not be authorized or empowered, nor shall they permit the corporation, without the prior unanimous written consent of all of the members of the Board of Directors, including the Independent Director(s) (as defined herein), to: (a) dissolve, liquidate or sell all or substantially all of the corporation’s assets; (b) institute proceedings to have the corporation adjudicated bankrupt or insolvent; (c) consent to the institution bankruptcy or insolvency proceedings against the corporation; (d) file a voluntary petition seeking, or consenting, reorganization or relief with respect to the corporation under any applicable federal or state law relating to bankruptcy; (e) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property; (f) make any assignment for the benefit of creditors of the corporation; (g) admit in

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writing the corporation’s inability to pay its debts generally as they become due; or (h) to the fullest extent permitted by law, take any action in furtherance of any such action. Moreover, the Board of Directors may not vote on, or authorize the taking of, any of the foregoing actions unless there is at least one Independent Director then serving in such capacity.

Section 3.2    Number and Qualification of Directors; Independent Directors

The number of directors of the corporation shall not be less than three (3) nor more than five (5) until changed by amendment of the Articles of Incorporation or by a Bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares. The exact number of directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation or in this Section 3.2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors.

Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at four (4).

Notwithstanding the number of directors of the corporation at any given time, the Board of Directors shall consist of at least one director who is (i) not at the time of initial appointment or at any time while serving on the Board of Directors also serving as a director of the Group Corporation and (ii) not at the time of initial appointment, at any time while serving on the Board of Directors and/or has not been at any time during the preceding five years: (a) an officer, employee, attorney or counsel of the corporation or any affiliate of the corporation (except as a director or stockholder of any affiliate of the corporation); (b) a creditor, customer (other than a consumer), supplier or other person who has derived in any one of the preceding five years revenues from its activities with the corporation or any affiliate of the corporation (except as a director or stockholder of any affiliate of the corporation); (c) a person whose immediate family includes or who is employed by any person described in clause (a) or clause (b) above; or (d) a trustee, conservator or receiver for the corporation or any affiliate of the corporation (such a director meeting the foregoing qualifications, an “Independent Director”).

Section 3.3    Election and Term of Office.

The directors shall be elected at each annual meeting of shareholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

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Section 3.4    Vacancies.

A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors is increased, if the incorporator or incorporators have failed to appoint the authorized number of directors in any resolution for appointment of directors upon the initial organization of the corporation, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors present at a meeting at which a quorum is present, or if the number of directors then in office is less than a quorum, (a) by the unanimous written consent of the directors then in office, (b) by the vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice in compliance with these Bylaws, or (c) by a sole remaining director. Each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board of Directors created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of all of the holders of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal which requires the unanimous written consent of all shares entitled to vote for the election of directors shall require the consent of holders of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal shall require the unanimous written consent of all shares entitled to vote for the election of directors.

Any director may resign effective upon giving written notice to the Chairman of the Board (if there be such an officer appointed), the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

No director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing (as defined in Section 8 of the General Corporation Law) to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

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Section 3.5    Time and Place of Meetings.

The Board of Directors shall hold regular meetings without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be held at any time whenever called by the Chairman of the Board (if there be such an officer appointed), the President, any Vice-President, the Secretary or any two directors.

All meetings of the Board of Directors may be held by means of conference telephone, electronic video screen communication or electronic transmission by and to the corporation (as these terms are defined in Sections 20 and 21 of the General Corporation Law).

Section 3.6    Notice of Special Meetings.

Notice of each special meeting of the Board of Directors shall be given to each of the directors by: (i) mailing to each of them a copy of such notice at least five days; or (ii) delivering personally or by telephone, including voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means such notice at least 48 hours, prior to the time affixed for such meeting to the address of such director as shown on the books of the corporation. If his address does not appear on the books of the corporation, then such notice shall be addressed to him at the principal office of the corporation.

Notice of a meeting need not be given to any director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing (as defined in Section 8 of the General Corporation Law), whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

Section 3.7    Action at a Meeting: Quorum and Required Vote.

(a)    Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided.

(b)    Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

(c)    Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a

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quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.8    Action Without a Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing (as defined in Section 8 of the General Corporation Law) to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.9    Adjourned Meeting and Notice.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.10    Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.11    Appointment of Executive and Other Committees.

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, create and appoint committees and prescribe and from time to time change their duties and compensation. Any action permitted to be taken by the Board of Directors pursuant to these Bylaws may be taken by an authorized committee thereof except to the extent prescribed by resolution of the Board of Directors or by law (for the avoidance of doubt, no such committee may act in lieu of the Board of Directors with respect to the matters set forth in the second paragraph of Sections 3.1 and 3.4 of these Bylaws and in Sections 3.10, 3.11 and 8.2 of these Bylaws).

The provisions of Sections 3.4 through 3.8 of these Bylaws apply also to committees of the Board of Directors and action by such committees, mutatis mutandis (with the necessary changes having been made in the language thereof).

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ARTICLE 4

OFFICERS

Section 4.1    Officers.

The officers of the corporation shall consist of the President, the Secretary and the Chief Financial Officer, and each of them shall be appointed by the Board of Directors. The corporation may also have a Chairman of the Board, one or more Vice-Presidents, a Controller, a Treasurer, one or more Assistant Secretaries and Assistant Chief Financial Officers, and such other officers as may be appointed by the Board of Directors, or with authorization from the Board of Directors by the President. The order of the seniority of the Vice-Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. Any two or more of such offices may be held by the same person. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

All officers of the corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected, and until their successors are elected; provided that all officers, as well as any other employee or agent of the corporation, may be removed at any time at the pleasure of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, and upon the removal, resignation, death or incapacity of any officer, the Board of Directors or the President, in cases where he or she has been vested by the Board of Directors with power to appoint, may declare such office vacant and fill such vacancy. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The salary and other compensation of the officers shall be fixed from time to time by resolution of or in the manner determined by the Board of Directors.

Section 4.2    The Chairman of the Board.

The Chairman of the Board (if there be such an officer appointed) shall, when present, preside at all meetings of the Board of Directors and shall perform all the duties commonly incident to that office. The Chairman of the Board shall have authority to execute in the name of

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the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation (except where by law the signature of the President is required), and shall perform such other duties as the Board of Directors may from time to time determine.

Section 4.3    The President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall have authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there is none, at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine.

Section 4.4    Vice-Presidents.

The Vice-Presidents (if there be such officers appointed), in the order of their seniority (unless otherwise established by the Board of Directors), may assume and perform the duties of the President in the absence or disability of the President or whenever the offices of the Chairman of the Board and President are vacant. The Vice-Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors, the President or these Bylaws may designate from time to time.

Section 4.5    The Secretary.

The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a record of minutes of actions taken at all meetings of directors and committees thereof and of shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof. Minutes and other books and records shall be kept either in written form or in another form capable of being converted into clearly legible tangible form or in any a combination of the foregoing.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register or a duplicate share register in a form capable of being converted into written form, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and committees thereof required by these Bylaws or

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by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

Section 4.6    Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the Chief Financial Officer’s transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

The President may direct any Assistant Chief Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

Section 4.7    The Controller.

The Controller (if there be such an officer appointed) shall be responsible for the establishment and maintenance of accounting and other systems required to control and account for the assets of the corporation and provide safeguards therefor, and to collect information required for management purposes, and shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

The President may direct any Assistant Controller to assume and perform the duties of the Controller, in the absence or disability of the Controller, and each Assistant Controller shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board (if there be such an officer appointed) or the President may designate from time to time.

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ARTICLE 5

EXECUTION OF CORPORATE INSTRUMENTS,

RATIFICATION, AND VOTING OF STOCKS

OWNED BY THE CORPORATION

Section 5.1    Execution of Corporate Instruments.

In its discretion, the Board of Directors may determine the method and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation, or in special accounts of the corporation, shall be signed by such person or persons as the Board of Directors shall authorize to do so.

The Board of Directors shall designate an officer who personally, or through his representative, shall vote shares of other corporations standing in the name of this corporation. The authority to vote shares shall include the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 5.2    Ratification by Shareholders.

In its discretion, the Board of Directors may submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act that shall be approved or ratified by the holders of a majority of the voting power of the corporation shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

Section 5.3    Voting of Stocks Owned by the Corporation.

All stock of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), the President or any Vice-President, or by any other person authorized to do so by the Chairman of the Board, the President or any Vice President.

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ARTICLE 6

SHARES OF STOCK

Section 6.1    Stock Certificates.

Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board (if there be such officers appointed) or the President or a Vice-President and by the Chief Financial Officer or any Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legends or other statements as may be required by Sections 417 and 418 of the General Corporation Law, the Corporate Securities Law of 1968, federal or other state securities laws, and any agreement between the corporation and the issuee of the certificate.

Certificates for shares may be issued prior to full payment, under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that the certificate issued to represent any such partly paid shares shall state on the face thereof the total amount of the consideration to be paid therefor, the amount remaining unpaid and the terms of payment.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirement imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

Section 6.2    Uncertificated Shares.

Notwithstanding Section 6.1, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates,

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including provisions for notice to purchasers in substitution for the required statements on certificates under Sections 417, 418, and 1302 of the California Corporations Code, and as may be required by the commissioner in administering the Corporate Securities Law of 1968, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

ARTICLE 7

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 7.1    Indemnification of Directors and Officers.

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity, or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, ERISA excise tax or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that: (a) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors, (b) the corporation shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation, and (c) that no such person shall be indemnified (i) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; (ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; (iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (iv) for acts or

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omissions that the director or officer believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (v) for any transaction for which the director or officer derived an improper personal benefit; (vi) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to the corporation or its shareholders; (viii) for costs, charges, expenses, liabilities, and losses arising under Section 310 or 316 of the General Corporation Law; and (ix) as to circumstances in which indemnity is expressly prohibited by Section 317 of the General Corporation Law. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the corporation if it shall be ultimately determined that such person is not entitled to be indemnified.

Section 7.2    Indemnification of Employees and Agents.

A person who was or is a party or is threatened to be made a party to or is involved in any proceedings by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the Corporation to the fullest extent permitted by California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities, losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement), reasonably incurred or suffered by such person in connection therewith. The immediately preceding sentence is not intended to be and shall not be considered to confer a contract right on any employee or agent (other than directors and officers) of the corporation.

Section 7.3    Right of Directors and Officers to Bring Suit.

If a claim under Section 7.1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the corporation (including the Board of Directors,

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independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.

Section 7.4    Successful Defense.

Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Section 7.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 7.5    Non-Exclusivity of Rights; No Duplication of Payments.

The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders, disinterested directors, or otherwise. The corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

Section 7.6    Insurance.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law.

Section 7.7    Expenses as a Witness.

To the extent that any director, officer, employee, or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

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Section 7.8    Indemnity Agreements.

The corporation may enter into agreements with any director, officer, employee, or agent of the corporation providing for indemnification to the fullest extent permissible under the General Corporation Law and the corporation’s Articles of Incorporation.

Section 7.9    Separability.

Each and every paragraph, sentence, term, and provision of this Article is separate and distinct so that if any paragraph, sentence, term, or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term, or provision hereof. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and claimant, the broadest possible indemnification permitted under applicable law.

Section 7.10    Effect of Repeal or Modification

Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE 8

AMENDMENTS

Section 8.1    Power of Shareholders.

New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except (i) as otherwise provided by law or by the Articles of Incorporation or by these Bylaws and (ii) for so long as the Group Corporation owns the capital stock of the corporation, any amendment to the second paragraph of Section 3.1, the third paragraph of Section 3.2, this clause (ii) of Section 8.1, the final proviso of Section 8.2 and Article 11 shall require the approval of the Independent Director.

Section 8.2    Power of Directors.

Subject to the right of shareholders as provided in Section 8.1 of this Article 8 to adopt, amend or repeal these Bylaws, these Bylaws (other than a bylaw or amendment thereof changing the authorized number of directors, or providing for the approval by the Board of Directors, acting alone, of a loan or guarantee to any officer or an employee benefit plan providing for the same) may be adopted, amended or repealed by the Board of Directors, provided that for so long

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as Group Corporation directly or indirectly owns the capital stock of the corporation, the vote of at least one Independent Director shall be required for any such action by the Board of Directors.

ARTICLE 9

CORPORATE SEAL

The corporate seal shall consist of a circular die bearing the name of the corporation, the state in which it was incorporated and the date of its incorporation. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate.

ARTICLE 10

DEFINITIONS

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law as amended from time to time shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE 11

MANAGEMENT AND CONDUCT

Section 11.1    Special Provisions for the Management and Conduct of the Affairs of the Corporation

(a)     The corporation shall for so long as the Group Corporation directly or indirectly owns the capital stock of the corporation:

i. maintain its own separate books and records, financial statements and bank accounts;

ii. except for tax and accounting purposes, at all times hold itself out to the public as a legal entity separate from the Group Corporation and any other affiliate or other person and not identify itself as a division of any other person;

iii. have a Board of Directors, the composition of which includes an Independent Director;

iv. file its own tax returns to the extent required under applicable law and pay any taxes required to be paid under applicable law;

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v. not (x) commingle its funds or other assets with the funds or other assets of any other person (provided that the corporation’s funds may be held in designated intercompany accounts pursuant to the corporation’s cash management policies, to the extent not prohibited by the following clause (y)), nor (y) maintain any funds or other assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual funds or other assets from those of its shareholders or any other person;

vi. conduct its business in its own name and hold all of its assets in its own name;

vii. pay its own liabilities only out of its own funds (whether held in bank accounts, designated intercompany accounts or otherwise);

viii. maintain an arm’s length relationship with its affiliates, including the Group Corporation;

ix. from its own funds (whether held in bank accounts, designated intercompany accounts or otherwise), pay the salaries of its own employees (if any);

x. not hold out its credit as being available to satisfy the obligations of others;

xi. allocate fairly and reasonably any overhead for shared overhead costs;

xii. not pledge its assets for the benefit of any other person;

xiii. correct any known misunderstanding regarding its separate identity;

xiv. maintain adequate capital in light of its contemplated business purposes;

xv. not acquire any obligations or securities of the Group Corporation or its affiliates; and

xvi. comply with all corporate formalities to maintain its separate existence.

(b) For so long as the Group Corporation directly or indirectly owns the capital stock of the corporation, assets shall not be transferred to or from the Group Corporation without fair consideration (except for any dividend or other distribution made in the ordinary course by the corporation, to the extent permitted by the Bylaws and applicable law) or with the intent to hinder, delay or defraud the creditors of the corporation, Southwest Gas Holdings, Inc. or the Group Corporation and its subsidiaries.

(c) For so long as the Group Corporation directly or indirectly owns the capital stock of the corporation, the corporation will not transfer any of its assets in contemplation of insolvency or with the intent to hinder, delay or defraud any present or future creditor of the corporation, Southwest Gas Holdings, Inc. or the Group Corporation and its subsidiaries. The transaction by which the capital stock of the corporation is transferred from Southwest Gas Holdings, Inc. to the Group Corporation shall not create conditions which would cause such transaction to be a fraudulent transfer or fraudulent conveyance under the laws which govern these Bylaws.

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(d) For so long as the Group Corporation directly or indirectly owns the capital stock of the corporation, the corporation shall not enter into, or be a party to, any transaction with any of its affiliates except: (1) pursuant to the reasonable requirements and purposes of its business; and (2) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms of any such transactions entered into by unaffiliated parties.

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CERTIFICATE OF SECRETARY

The undersigned, Secretary of Southwest Gas Corporation, a California corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of the corporation with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this 4rd day of January, 2017.

/s/ Karen S. Haller
Karen S. Haller Corporate Secretary

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